Exhibit 99.12
Press Release

Argyle Security, Inc. Secures $10.45 Million in New Financing and Amends Senior and Subordinated Credit Facilities
SAN ANTONIO, December 14, 2009 /PRNewswire-FirstCall / — Argyle Security, Inc., (OTC Bulletin Board: ARGL) (“Argyle” and, together with its subsidiaries, the “Company”), a service and solutions provider in the physical electronic security industry, announced today a recapitalization unanimously approved by the Board. The Company received a $10.45 million investment from funds managed by MML Capital Partners (“MML”). MML is the Company’s largest stockholder, and certain of its employees constitute a majority of the Company’s Board of Directors.
The investment is in the form of $8 million of convertible subordinated bridge notes (the “Bridge Notes”) and $2.45 million of convertible subordinated promissory notes (the “Convertible Notes”). The proceeds from the Bridge Notes will be used to repay $3.0 million of the Company’s senior debt facility and $5.0 million of the Company’s subordinated debt. The proceeds from the Convertible Notes will be used to fund transaction expenses, working capital and general corporate expenses. As part of the refinancing, the Company’s senior and subordinated debt facilities’ financial covenants have been amended, certain amortization payments have been deferred and total interest costs have decreased.
It is anticipated that the Bridge Notes will be refinanced by a rights offering to the Company’s shareholders to purchase shares of common stock. Any portion of the Bridge Notes that are not refinanced will automatically be converted into the Company’s common stock. The rights offering is expected to be completed in the first half of 2010.
Bob Marbut, Chief Executive Officer of Argyle, commented, “As a result of this investment, our balance sheet has been strengthened because of the repayment of a significant portion of our indebtedness, including the portion of our subordinated debt with the highest interest rate. In addition, our on-going financial covenant requirements have been improved through amendments to our loan agreements.”
Sam Youngblood, President and Chief Operating Officer of Argyle, added, “This investment by MML sends a clear message, especially to our customers, that we intend to maintain our position as an industry leader. While recognizing the challenging environment, we are determined to provide the exceptional service and project management expected by our customers.”
About Argyle Security, Inc.
Based in San Antonio, TX, Argyle is a provider of services and solutions in the physical electronic security industry. Argyle’s Corrections division is the controlling entity for business units consisting of ISI, PDI, Com-Tec and MCS, and is one of the nation’s largest providers of detention equipment products and service solutions, as well as turnkey, electronic security systems. These systems include unique engineering competencies and proprietary software products. Argyle’s Commercial division, consisting of MCS-Commercial Fire & Security and MCS Federal Systems focuses on the commercial security sector and provides turnkey, electronic security systems to the commercial and government markets. Please visit www.argylesecurity.com for additional information on Argyle.

About MML Capital Partners
MML is a leading pan-European and transatlantic independent investment firm with over $1.7 billion invested in over 80 companies across 11 countries. MML has offices in London, Paris, Frankfurt and Stamford, CT.
Safe Harbor
Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as “will,” “believe,” “expect,” “anticipate,” “encouraged,” “foresees,” “forecasts,” “estimates” and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the Company’s management identify forward-looking statements. The forward-looking statements are subject to risks and uncertainties, including the possibility that legal proceedings that may be instituted against the Company and/or others relating to the changes in the board composition, the effect of the announcement of these board changes on the Company’s customer relationships, operating results and business generally, the risk that these board changes disrupt current plans and operations and the potential difficulties in employee relations resulting therefrom, and downturns in economic conditions generally, the Company’s business or the state of the corporate credit markets. Consider these factors carefully in evaluating the forward-looking statements. The risk factors listed in the Company’s Form 10-K for the year ended December 31, 2008 and subsequently filed Forms 10-Q and 8-K also provide examples of risks, uncertainties and events that could cause actual results to differ materially from those contained in forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements and is not responsible for changes made to this press release for Internet or wire services.
This press release is not an offer to purchase nor is it a solicitation of an offer to sell securities of Argyle Security, Inc., and it is not a substitute for any other filings that may be made with the U.S. Securities and Exchange Commission should the Company proceed with a rights offering or any other future equity offering.
CONTACT:
Argyle Security, Inc.
Bob Marbut, CEO, Roni Chaimovski, Executive Chairman, or Don Neville,
EVP and CFO, all of Argyle Security, Inc., (212) 245-2700 NY,
(210) 495-5245 TX, (001) 972-545-212-911 Tel Aviv
SOURCE:
Argyle Security, Inc.
http://www.argylesecurity.com